UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2011 (February 2, 2011)

DIVIDEND CAPITAL TOTAL REALTY TRUST INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-52596	30-0309068
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

518 Seventeenth Street, 17th Floor, Denver CO		80202
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (303) 228-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Changes to our Share Redemption Program and Distribution Reinvestment Plan

In February 2009 the Financial Industry Regulatory Authority (“FINRA”) issued a regulatory notice stating that securities broker-dealers may no longer use the offering price, or “par value,” of shares on a customer account statement more than 18 months following the conclusion of an offering, unless an appraisal of the program’s assets and operations yields the same value. In an effort to assist participating broker-dealers in complying with this account statement disclosure requirement, we have agreed to provide our broker-dealers with an estimated value per share. We currently intend to provide the estimated value per share on or about March 7-14, 2011. The estimated value per share must be developed from data that is no more than 18 months old.

In response to our intent to provide this estimated value per share, on February 2, 2011, our board of directors adopted certain changes to our share redemption program (the “Share Redemption Program”) and our distribution reinvestment plan (the “DRIP Plan”). The purpose of the changes to the Share Redemption Program and the DRIP Plan are to clarify terms of each of the plans and to make changes in light of the information mandated by the FINRA regulatory notice. These changes are discussed in more detail in a letter and notice sent to our stockholders on February 4, 2011. A copy of this letter, the revised Share Redemption Program and the revised DRIP Plan are filed herein as exhibits and are also available on our web site at www.totalrealtytrust.com.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

4.1	Third Amended and Restated Distribution Reinvestment Plan*

4.2	Sixth Amended and Restated Share Redemption Program*

99.1	Letter and Notice to Stockholders dated February 4, 2011*

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dividend Capital Total Realty Trust Inc.

February 4, 2011

	By:	/S/ M. KIRK SCOTT
M. Kirk Scott
Chief Financial Officer